UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2025

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)
(318)
388-9000
(Telephone number, including area code)

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14th Street Denver, Colorado	80202
(Address of registrant’s principal executive offices)	(Zip Code)
Registrants’ telephone number, including area code: (720)
888-1000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Lumen Technologies, Inc.	Common Stock, no-par value per share	LUMN	New York Stock Exchange
Lumen Technologies, Inc.	Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The Indenture for the Notes
On December 23, 2025, Level 3 Financing, Inc. (“Level 3 Financing”), a direct wholly-owned subsidiary of Level 3 Parent, LLC (“Parent”), and an indirect wholly-owned subsidiary of Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”):

•	completed its previously-announced upsized offering of $1.25 billion aggregate principal amount of its 8.500% Senior Notes due 2036 (the “Notes”); and

•	in connection therewith, entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee, dated December 23, 2025, which sets forth the terms of the Notes.
Level 3 Financing used the net proceeds from the offering, together with cash on hand, to purchase Existing Second Lien Notes (as defined below) pursuant to the Tender Offers (as defined below) and to pay related fees and expenses.
Interest on the Notes accrues from December 23, 2025 and is payable on January 15 and July 15 of each year, beginning on July 15, 2026.
The Notes are senior unsecured obligations of Level 3 Financing, ranking equal in right of payment with all existing and future indebtedness of Level 3 Financing that is not expressly subordinated in right of payment to the Notes and ranking senior in right of payment to all existing and future indebtedness of Level 3 Financing expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to all existing and future secured obligations of Level 3 Financing, to the extent of the value of the collateral provided by Level 3 Financing securing such obligations, and effectively subordinated to all liabilities, including trade payables, of the subsidiaries of Level 3 Financing that are not guarantors under the Indenture.
The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Level 3 Parent, and certain of Level 3 Parent’s material domestic subsidiaries which were able to guarantee the Notes without regulatory approval and subject to the receipt of the applicable regulatory approvals, other material domestic subsidiaries of Level 3 Financing will guarantee the Notes. Each such guarantee is a senior unsecured obligation of the applicable guarantor, ranking equal in right of payment with all existing and future indebtedness of such guarantor that is not expressly subordinated in right of payment to the guarantee of such guarantor and ranking senior in right of payment to all existing and future indebtedness of such guarantor that is expressly subordinated in right of payment to the guarantee of such guarantor. Each guarantee is effectively subordinated to all existing and future secured obligations of such guarantor, to the extent of the value of the collateral provided by such guarantor securing such obligations, and effectively subordinated to all liabilities, including trade payables, of the subsidiaries of such guarantor (other than Level 3 Financing) that are not themselves guarantors.
Level 3 Financing may redeem some or all of the Notes at any time prior to January 15, 2031 at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium set forth in the Indenture and accrued and unpaid interest (if any) to, but not including, the date of redemption. Level 3 Financing may redeem some or all of the Notes on or after January 15, 2031 at the redemption prices as set forth in the Indenture, plus accrued and unpaid interest (if any) to, but not including, the date of redemption. In addition, prior to January 15, 2029, Level 3 Financing may also, at its option, redeem up to 40% of the aggregate principal amount of the Notes with an amount not greater than the net cash proceeds from one or more equity offerings at the redemption price specified in the Indenture.
Upon the occurrence of certain specified change of control events, Level 3 Financing will be required, unless it has elected to redeem the Notes as described above, to make an offer to purchase all outstanding Notes at a price in cash equal to 101% of their principal amount on the purchase date, plus accrued and unpaid interest (if any) to, but not including, such purchase date.
The Indenture provides for customary events of default, including, among other things, the (i) failure to pay principal, interest or premium (if any) on the Notes when due, subject to certain grace periods; (ii) failure to perform various specified covenants continued for 90 days after written notice with respect thereto to Level 3 Financing by the trustee or the holders of at least 30% of the aggregate principal amount of such Notes then outstanding; or (iii) occurrence of certain specified defaults, judgments, bankruptcy proceedings, insolvencies or other events relating to Parent, Level 3 Financing or certain of its significant subsidiaries. In addition, subject to the terms and conditions set forth in the Indenture, if certain specified events of default with respect to the Notes occur and are continuing, the trustee or holders of at least 30% of the aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately.
The Indenture contains certain restrictive covenants that limit the incurrence of additional indebtedness, liens and certain other corporate transactions. These covenants are subject to a number of important limitations and exceptions, and are subject to termination upon the occurrence of certain events described in the Indenture.
The Notes and the related guarantees are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to
non-U.S.
persons outside the United States in accordance with Regulation S promulgated under the Securities Act. Holders of the Notes do not have registration rights.
The foregoing description of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto, which is incorporated herein by reference.
Supplemental Indentures for the Amended Second Lien Notes
In connection with the early results of the Tender Offers and the Solicitation of Consents (as defined below) as set forth in the Statement (as defined below), Level 3 Financing has entered into supplemental indentures (the “Supplemental Indentures”) with Wilmington Trust, National Association, as trustee, in connection with its 4.000% Second Lien Notes due 2031, 3.875% Second Lien Notes due 2030 and 4.500% Second Lien Notes due 2030 (the “Amended Second Lien Notes”) to (a) eliminate substantially all of the restrictive covenants and eliminate certain events of default and (b)(1) to release all collateral securing the obligations of Level 3 Financing and the guarantors under the applicable indenture governing each series of the Amended Second Lien Notes (the “Amended Second Lien Notes Indentures”) and (2) certain other amendments applicable to the Amended Second Lien Notes Indentures to, among other things, eliminate certain additional restrictive covenants and events of default. The Supplemental Indenture for each series of Amended Second Lien Notes will not become operative until the final settlement date for such series of Amended Second Lien Notes. The foregoing description of each Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each Supplemental Indenture. Copies of each Supplemental Indenture are attached as Exhibits 4.3, 4.4 and 4.5 hereto and are incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Form
8-K
is hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events
On December 22, 2025, Level 3 Financing issued a press release announcing the early results of its previously announced tender offers (each, a “Tender Offer,” and collectively, the “Tender Offers”) to purchase outstanding notes, in each case subject to certain terms and conditions set forth in the Offers to Purchase and Solicitations of Consents dated December, 8, 2025 (as amended and supplemented, the “Statement”), and the solicitation of consents (“Solicitation of Consents”) to amend the indentures governing Level 3 Financing’s 4.000% Second Lien Notes due 2031, 3.875% Second Lien Notes due 2030, 4.500% Second Lien Notes due 2030 and 4.875% Second Lien Notes due 2029 (the “Existing Second Lien Notes”) to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and release the collateral securing the obligations of Level 3 Financing and the guarantors under the indentures governing such Existing Second Lien Notes.

This Current Report on Form
8-K
does not constitute an offer to purchase or the solicitation of an offer to sell any Existing Second Lien Notes, nor will there be any purchase of Existing Second Lien Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Other Information
In reviewing the documents included as exhibits to this Current Report, please note that they are included to provide you with additional information regarding the terms of the Notes and are not intended to provide any other factual or disclosure information about Level 3 Financing, Parent or the other parties thereto. Additional information about Parent may be found elsewhere in its public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this Current Report on Form
8-K
identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibit 99.1. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of December 23, 2025, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as trustee, relating to the Notes of Level 3 Financing, Inc.

4.2	Form of Notes (included in Exhibit 4.1).

4.3	Second Supplemental Indenture, dated as of December 23, 2025, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 3.875 % Second Lien Notes due 2030 of Level 3 Financing, Inc.

4.4	Second Supplemental Indenture, dated as of December 23, 2025, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 4.500% Second Lien Notes due 2030 of Level 3 Financing, Inc.

4.5	Second Supplemental Indenture, dated as of December 23, 2025, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 4.000% Second Lien Notes due 2031 of Level 3 Financing, Inc.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and Level 3 Parent, LLC have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

LEVEL 3 PARENT, LLC

By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer
Dated: December 23, 2025